Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221464 of SiteOne Landscape Supply, Inc. on Form S-8 of our report dated June 24, 2026, relating to the financial statements and supplemental schedule of the SiteOne Savings and Investment Plan, appearing in this Annual Report on Form 11-K of the SiteOne Savings and Investment Plan for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

June 24, 2026